UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2008

Wright Express Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-526993
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

97 Darling Avenue, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 773-8171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2008, Wright Express Corporation (the "Company") entered into an Incremental Amendment Agreement (the "Agreement") with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer; Banc of America Securities LLC; SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as joint lead arrangers and joint book managers; SunTrust Bank, Inc., as syndication agent; and other lenders under its credit agreement dated as of May 22, 2007 (the "2007 Facility"). The Agreement increases the aggregate revolving commitments under the 2007 Facility from $350 million to $450 million. This commitment increase occurred in accordance with the accordion feature in the 2007 Facility, which permitted the Company to increase the aggregate revolving commitments up to $100 million upon receipt of sufficient commitments. All other provisions of the credit agreement remained unchanged. The Agreement is attached as an exhibit to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion under Item 1.01 of this Report is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Incremental Amendment Agreement among Wright Express Corporation; Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer; Banc of America Securities LLC; SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as joint lead arrangers and joint book managers; SunTrust Bank, Inc., as syndication agent; and with other lenders

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Express Corporation

June 3, 2008	By:	/s/ Melissa Smith

Name: Melissa Smith
Title: CFO and Executive Vice President, Finance and Operations (principal financial officer)

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Exhibit Index

Exhibit No.	Description

10.1	Incremental Amendment Agreement among Wright Express Corporation; Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer; Banc of America Securities LLC; SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as joint lead arrangers and joint book managers; and SunTrust Bank, Inc., as syndication agent, and with other lenders